Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 and related Prospectus of Ascent Solar Technologies, Inc., and to the incorporation by reference therein of our report dated March 29, 2007, with respect to our audit of the financial statement of Ascent Solar Technologies, Inc. as of December 31, 2006, included in its Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ Hein & Associates LLP

Hein & Associates LLP

Denver, Colorado
September 4, 2007